UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 3, 2014

Sizmek Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36219	37-1744624
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

401 Park Avenue South, 5th Floor New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 953-9300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 3, 2014, the Board of Directors (the “Board”) of Sizmek Inc. (the “Company”) approved and adopted an amendment (the “Amendment”) to the Company’s Amended and Restated Bylaws (the “Prior Bylaws”), which became effective the same day. The Amendment revises Article III, Section 3.3, “Election, Qualification and Term of Office of Directors” of the Prior Bylaws to remove a third-party compensation restriction against director or director candidates in connection with such director’s candidacy or service as a director (other than pursuant to any pre-existing employment agreement with an investor). The preceding summary of the Amendment is qualified in its entirety by reference to, and should be read in connection with, the Second Amended and Restated Bylaws of the Company attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits

(d)	Exhibits

3.1	Second Amended and Restated Bylaws of Sizmek Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIZMEK INC.

Date: November 3, 2014	By:	/s/ Sean N. Markowitz
Name: Sean N. Markowitz
Title: General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws of Sizmek Inc.